Exhibit 77C- Matters submitted to a vote of security holders

AllianceBernstein Municipal Income Fund II-Michigan Portfolio

A Special Meeting of the Stockholders of the AllianceBernstein Municipal Income Fund II-Michigan Portfolio (the "Portfolio") was held on
November 15, 2005 and adjourned until December 6, 2005.  At the
November 15, 2005 Meeting, with respect to the first item of business, the election of Trustees, and the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the fourth item of business, the reclassification of the Portfolio's fundamental investment objective as non-fundamental with changes to the Portfolio's investment objective, the required number of outstanding shares voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meeting are as follows (the proposal numbers shown below correspond to the proposal numbers in the Portfolio's proxy statement):


Voted For
Withheld Authority
1. To elect eight Trustees of the Portfolio, each such Trustee to hold office until his or her successor is duly elected and qualified.





Ruth Block
91,212,049
2,694,097
David H. Dievler
91,221,279
2,684,867
John H. Dobkin
91,242,278
2,663,867
Michael J. Downey
91,267,436
2,638,710
William H. Foulk, Jr.
91,239,025
2,667,120
D. James Guzy
90,901,764
3,004,382
Marc O. Mayer
91,231,955
2,674,190
Marshall C. Turner, Jr.
91,259,021
2,647,125



Voted For
Voted Against

Abstained
Broker
Non-Votes
  3.   To amend, eliminate,
  or reclassify as
  non-fundamental, the
  fundamental investment
  restrictions regarding:





3.B.  Issuing Senior Securities
         and Borrowing Money

5,366,193
316,797
63,318
2,137,056
3.C.  Underwriting Securities

5,373,247
304,525
68,537
2,137,056
3.D.  Concentration of Investments

5,401,903
293,818
50,587
2,137,056
3.E.  Real Estate and Companies
         That Deal In Real Estate

5,364,468
313,988
67,851
2,137,056
3.F.   Commodity Contracts and
         Futures Contracts
5,367,990
327,731
50,587
2,137,056
3.G.   Loans

5,357,476
338,882
49,951
2,137,056
3.H.   Joint Securities Trading
          Accounts

5,396,477
296,484
53,347
2,137,056
3.L.   Purchase of Securities on
         Margin

5,360,350
329,103
56,855
2,137,056
3.M.  Short Sales

5,337,961
339,435
68,912
2,137,056
3.N.  Pledging, Hypothecating,
         Mortgaging, or Otherwise
         Encumbering Assets

5,366,940
324,655
54,713
2,137,056
3.V.  Option Transactions

5,385,924
302,101
58,282
2,137,056





4.B.  The reclassification of the
         Portfolio's fundamental
         investment objective as non-
         fundamental with changes to
         the Portfolio's investment
         objective.
5,561,894
281,561
464,168
1,471,990